Exhibit 99.1

Momenta Pharmaceuticals Announces Positive Topline Data from Interim
Analysis of Phase 2 Vivacity-MG Study of Nipocalimab (M281) in Generalized
Myasthenia Gravis (gMG)

- Trial met primary endpoint with a strong relationship between Immunoglobulin G (IgG)
reduction and MG-ADL clinical benefit (p<0.0001) -

- Nipocalimab induced a rapid and durable response in the myasthenia gravis activities of daily living score (MG-ADL) at all doses -

- Nipocalimab was well tolerated, with no adverse events leading to discontinuation -

– Company to host a conference call today at 8:30 a.m. EST –

CAMBRIDGE, Mass., June 15, 2020 -- Momenta Pharmaceuticals, Inc. (NASDAQ: MNTA), a biotechnology company focused on discovering and developing novel biologic therapeutics to treat rare immune-mediated diseases, today announced positive topline data from an interim analysis of its Phase 2 Vivacity-MG study of nipocalimab (M281) in generalized myasthenia gravis (gMG). All four treatment arms showed efficacy in the myasthenia gravis activities of daily living (MG-ADL) score, the primary endpoint. Additionally, all dosing arms showed strong safety and tolerability profiles.

“We are thrilled with the success of nipocalimab’s proof of concept trial in MG. We met our primary endpoint in this trial, demonstrating rapid and durable responses in all 4 dosing arms and a significant correlation between IgG reduction and efficacy,” said Craig Wheeler, President and Chief Executive Officer of Momenta Pharmaceuticals. “The data we are sharing today continues to build the evidence that nipocalimab has the potential to be a best-in-class agent in terms of efficacy, safety and dosing. Thank you to the patients, families and researchers who made this study possible, especially during the COVID-19 pandemic. We look forward to sharing the full data set later this year at a medical conference and discussing our phase 3 plans as we work to bring forward what we hope will be the best in class FcRn agent.”

Study Design

The Vivacity-MG study, initiated April 2019, is a Phase 2, multicenter, randomized double-blind, placebo-controlled study evaluating the safety, efficacy, pharmacokinetics and pharmacodynamics of nipocalimab in 68 patients with moderate-to-severe generalized MG (gMG). The 8-week treatment period included four active arms (5 mg/kg every 4 weeks, 30 mg/kg every 4 weeks, 60 mg/kg every two weeks, and a 60 mg/kg single dose) and one placebo arm. The primary endpoint of the study was to reach statistically significant change from the baseline score of the myasthenia gravis Activities of Daily Living (MG-ADL) score.

Key Study Results

•	52% of patients who received nipocalimab had rapid, significant and durable reductions in MG-ADL scores (at least a 2-point reduction from baseline for at least 4 consecutive weeks) across all four dosing arms, versus 15% of placebo treated patients (p=0.017)

•	A statistically significant relationship was observed between IgG reduction and clinical benefit for patients taking nipocalimab (p<0.0001)

•	Patients across all four nipocalimab dosing arms showed rapid reductions in MG-ADL scores, with clinically meaningful changes from baseline within two weeks.

•	Nipocalimab (M281) was well tolerated, safe and efficacious in gMG patients. There were no severe or serious nipocalimab-related adverse events and most adverse events were characterized as mild.

•	The study findings support continued clinical development in gMG and subcutaneous formulation dose selection.

The study is expected to be completed in the third quarter of 2020. The Company plans to present the 16-week data with analysis of secondary endpoints and importantly, duration of efficacy, in the fourth quarter 2020.

“We’re pleased to unveil positive topline interim results from our Phase 2 study in gMG which demonstrates our deep understanding of the clinical relationship between IgG reduction and efficacy of nipocalimab in alleviating the debilitating symptoms of gMG,” said Santiago Arroyo, M.D., Ph.D., Chief Medical Officer of Momenta Pharmaceuticals.

“The knowledge we have gained from this multi-arm dosing study serves as a roadmap to design a Phase 3 study focused on dosing precision and flexibility, and ultimately for physicians to better understand the onset of action and duration of effect for their gMG patients.”

“For patients with myasthenia gravis, current treatment options include medications such as acetylcholinesterase inhibitors, corticosteroids and immunosuppressants which may provide improvement in muscle strength; however, many patients fail to respond, have substantial side effects or have uncontrolled disease symptoms that limit their daily function and quality of life. The promise of nipocalimab to reduce pathogenic autoantibodies in a dose dependent manner, brings me great hope in providing these patients with a new treatment option,” said Jeffrey T Guptill, M.D., Principal Investigator. “The correlation between IgG reduction and symptom control across all doses in the nipocalimab trial may provide physicians the ability to optimally adjust patient dosing,” he added.

Based on the data, the Company has begun preparations to conduct end of Phase 2 meetings with regulatory agencies before the end of 2020.

Management will host a conference call today at 8:30 a.m. ET to discuss these results. To access the call, please dial (833) 714-0880 (domestic) or +1 (778) 560-2636 (international) prior to the scheduled conference call time and provide the conference ID 7997563. A live webcast of the call will be available on the "Investors" section of the company's website, www.momentapharma.com. An archived version of the webcast will be posted on the Momenta website approximately two hours after the call.

About Generalized Myasthenia Gravis (gMG)

Myasthenia gravis (MG) is a chronic autoimmune neuromuscular disease that affects skeletal muscles responsible for eye movements, breathing, and body motion, causing muscle weakness and fatigue. Myasthenia gravis can be restricted to eye muscles or may affect other muscle besides eye muscles (generalized myasthenia gravis). In gMG, the immune system mistakenly attacks muscle receptors by producing anti-receptor antibodies (most commonly anti-acetylcholine receptor [AChR] or anti-muscle-specific kinase [MuSK] antibodies) that can block or destroy these muscle receptors, preventing signals from transferring from nerves to muscles. Over time, this may lead to symptoms such as limb weakness, drooping eyelids, double vision, as well as causing difficulties with chewing, swallowing, speech, and breathing. Although gMG may be managed with current therapies, research is needed to develop new treatments for those who may not respond well enough to or tolerate current therapies. Additional information about MG can be found at iMaGineMyMG.com.

Nipocalimab (M281) Overview

Using proprietary antibody engineering technology, Momenta has developed nipocalimab (M281), a high affinity, fully human, aglycosylated, effectorless IgG1 anti-FcRn monoclonal antibody.

In patients with gMG, nipocalimab is expected to improve nerve-to-muscle signals and muscle function, thus alleviating the clinical signs and symptoms of gMG.

Nipocalimab is also being evaluated in two ongoing clinical trials: the Energy Study and Unity. The Energy Study is the Company’s adaptive Phase 2/3 clinical study of nipocalimab in warm autoimmune hemolytic anemia (wAIHA). The Company is activating clinical sites globally and expects to reinitiate patient enrollment in the fourth quarter 2020. Nipocalimab has been granted Fast Track and Orphan Drug designation by the FDA in this indication. Unity, the Company’s global multi-center Phase 2 clinical study of nipocalimab in hemolytic disease of the fetus and newborn (HDFN), is ongoing and actively enrolling patients. Additional clinical trial information can be found here and patients and families can find more information at www.momentapharma.com.

About Momenta
Momenta Pharmaceuticals is a biotechnology company with a validated innovative scientific platform focused on discovering and developing novel therapeutics to treat rare, immune-mediated diseases and advancing its late stage biosimilar portfolio. The company is headquartered in Cambridge, MA.

To learn more about Momenta, please visit www.momentapharma.com, which does not form a part of this press release.

Momenta’s logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc. All other trade names, trademarks, or service marks are property of their respective owners.

Forward-Looking Statements

Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the design, timing, enrollment, strategy and goals of clinical trials and the availability, timing and announcement of data and results; the use, efficacy, safety, tolerability, potency, convenience and commercial potential of our product candidates, including their potential as best-in-class agents; and the timing of planned regulatory submissions and meetings. Forward-looking statements may be identified by words such as “looking forward to”, “may”, “possibly”, “promise”, “hope”, "believe," "continue," "plan to," "potential," "will," “expect,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including the final and quality controlled verification of interim data and related analyses; impact of the COVID-19 pandemic on the timing, enrollment or results of our clinical trials; unpredictable nature of early stage development efforts for our product candidates; safety, efficacy or tolerability problems with our product candidates; unexpected adverse clinical trial results; and those referred to under the section "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Patty Eisenhaur

Momenta Pharmaceuticals

1-617-395-5189

IR@momentapharma.com

MEDIA CONTACT:

Karen Sharma

MacDougall
1-781-235-3060
Momenta@macbiocom.com